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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Lamar Advertising Company:

We consent to the use of our reports incorporated herein by reference and to the references to our firm under the headings "Summary Consolidated Historical and Pro Forma Financial and Operating Data", "Selected Consolidated Historical and Pro Forma Financial and Operating Data" and "Experts" in this Prospectus.

                                             /s/ KPMG Peat Marwick LLP

New Orleans, Louisiana
November 4, 1997